Exhibit 8.1

DRAFT

ELLENOFF GROSSMAN & SCHOLE LLP

1345 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10105

TELEPHONE: (212) 370-1300

FACSIMILE: (212) 370-7889

www.egsllp.com

[ ], 2024

TRTL Holding Corp.

195 US Hwy 50, Suite 208

Zephyr Cove, NV 89448

Ladies and Gentlemen:

We have acted as counsel to TRTL Holding Corp., a Delaware corporation, in connection with the transactions described in the Registration Statement on Form S-4 (File No. [333-______]), filed with the Securities and Exchange Commission (the “Commission”) on [DATE], as amended through the date hereof (the “Registration Statement”), of which this exhibit is a part. All section references, unless otherwise indicated, are to the United States Internal Revenue Code of 1986, as amended (the “Code”). Capitalized terms not defined herein have the meanings set forth in the Registration Statement.

In preparing this opinion, we have examined and relied upon the Registration Statement and such other documents as we have deemed necessary or appropriate in order to enable us to render this opinion. In our examination of documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. We have also assumed that the transactions described in the Registration Statement will be consummated in accordance with the description in the Registration Statement.

In rendering this opinion, we have assumed without investigation or verification that the facts and statements set forth in the Registration Statement are true, correct and complete in all material respects; that any representation in any of the documents referred to therein that is made “to the best of the knowledge and belief” (or similar qualification) of any person or party is true, correct and complete without such qualification; and that, as to all matters for which a person or entity has represented that such person or entity is not a party to, does not have, or is not aware of, any plan, intention, understanding or agreement, there is no such plan, intention, understanding or agreement. Any inaccuracy in, or breach of, any of the aforementioned statements, representations or assumptions could adversely affect our opinion.

Our opinion is based on existing provisions of the Code, Treasury Regulations, judicial decisions, and rulings and other pronouncements of the Internal Revenue Service as in effect on the date of this opinion, all of which are subject to change (possibly with retroactive effect) or reinterpretation. No assurances can be given that a change in the law on which our opinion is based or the interpretation thereof will not occur or that such change will not affect the opinion expressed herein. We undertake no responsibility to advise of any such developments in the law.

We are opining herein only with respect to the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws or the laws of any state or other jurisdiction, or as to any matters of municipal law or the laws of any other local agencies within any state.

Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we confirm that the statements in the Registration Statement under the headings “Proposal 2: The Business Combination Proposal — Material U.S. Federal Income Tax Consequences to Redemption — Tax Consequences to U.S. Holders That Elect to Have Their Ordinary Shares Converted for Cash” and “Proposal 2: The Business Combination Proposal — Material U.S. Federal Income Tax Consequences of the Domestication and the Business Combination to TRTL Shareholders,” and subject to the limitations, qualifications assumptions and caveats described therein, insofar as they relate to matters of United States federal income tax law, constitute our opinion of the material United States federal income tax consequences set forth therein.

No opinion is expressed as to any matter not discussed herein.

We hereby consent to the use of our name under the heading “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

ELLENOFF GROSSMAN & SCHOLE LLP